UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2014, the Board of Directors of Bioanalytical Systems, Inc. (the "Company") approved certain changes to the Company's senior management. Jeffrey Potrzebowski joined the Company as Chief Financial Officer (CFO) and Vice President of Finance, effective June 9, 2014. Mr. Potrzebowski succeeds Jacqueline M. Lemke, who relinquished her duties as CFO and Vice President of Finance on June 9, 2014, but remains the Company’s President, CEO and a member of the Board of Directors.

Prior to joining BASi, Mr. Potrzebowski, 61, served in various positions of increasing responsibility at Oerlikon Drive Systems from 2006 – 2013, most recently as CFO of this $800 million manufacturer of gear and drive solutions, where he was responsible for the management and control of the financial performance of the Operating segment reporting to the Segment CEO. Prior, from 2005-2006, Mr. Potrzebowski served as Senior Vice President and CFO of Remy International, a producer of electrical automotive parts with sales in excess of $1.2 billion. Previously, he was Senior Vice President and CFO of Great Lakes Chemical, a $1.6 billion specialty chemical company, which he joined in 1993. Mr. Potrzebowski is a Certified Public Accountant (CPA) and began his career at Pricewaterhouse Coopers, LLC. He earned his bachelor’s degree in accounting from Toledo University.

Effective June 9, 2014, Mr. Potrzebowski’s base salary is $16,666.67 per month with a targeted Annual Incentive Bonus payout of 30% of base salary. In addition to reimbursement of business expenses in accordance with the Company’s standard reimbursement policies, Mr. Potrzebowski will be entitled to a $500 monthly commuting allowance. Mr. Potrzebowski is also eligible to participate in all employee benefit plans which are generally made available to employees of the Company, subject to the eligibility, qualification, waiting period and other terms and conditions of such plans as they shall be in effect from time to time.

In connection with his employment, BASi granted Mr. Potrzebowski an option to purchase 10,000 shares of the Company's common stock pursuant to the Company's Employee Stock Option Plan and an Option Agreement dated June 9, 2014.  The grant is effective on June 9, 2014 at a price of $2.66 (the closing price of the Company's common shares on June 6, 2014). The option vests in three equal annual installments beginning June 9, 2015, with the second and third installments becoming exercisable on the two succeeding anniversary dates, subject to Mr. Potrzebowski’s continued employment with BASi. This option grant expires on the tenth anniversary of the effective date of the grant.

On June 12, 2014, the Company issued a press release announcing the hiring of Mr. Potrzebowski. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits:

99.1	Bioanalytical Systems, Inc. press release, issued June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: June 12, 2014	By:	/s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President and CEO

Exhibit Index

Exhibit No.	Description

99.1	Bioanalytical Systems, Inc. press release, issued June 12, 2014.